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                                                                   EXHIBIT 10.52

                            BAKER HUGHES INCORPORATED

                              TERMS AND CONDITIONS
                                       OF
                                AWARD AGREEMENTS

1. TERMINATION OF EMPLOYMENT. The following provisions will apply in the event your employment with the Company and all wholly-owned subsidiaries of the Company (collectively, the "Company Group") terminates before the third anniversary of the Date of Award (the "Third Anniversary Date") under the Restricted Stock Unit Award Agreement awarded to you (the "Agreement"):

      1.1 Termination Generally. If your employment with the Company Group terminates on or before the Third Anniversary Date for any reason other than one of the reasons described in Sections 1.2 through 1.5 below, the Forfeiture Restrictions then applicable to the Restricted Stock Units shall not lapse and the number of Restricted Stock Units then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date your employment terminates.

      1.2   Potential or Actual Change in Control.

            (i) Termination Without Cause or for Good Reason in Connection With a Potential Change in Control on or Before the Third Anniversary Date. If (a) the Company Group terminates your employment without Cause on or before the Third Anniversary Date prior to a Change in Control of the Company (whether or not a Change in Control ever occurs) and such termination is at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control of the Company or is otherwise in connection with or in anticipation of a Change in Control of the Company (whether or not a Change in Control ever occurs) or (b) you terminate your employment with the Company Group for Good Reason on or before the Third Anniversary Date prior to a Change in Control of the Company (whether or not a Change in Control ever occurs), and such termination or the circumstance or event which constitutes Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control of the Company or is otherwise in connection with or in anticipation of a Change in Control of the Company (whether or not a Change in Control ever occurs), then all remaining Forfeiture Restrictions shall immediately lapse on the date of the termination of your employment relationship.

            (ii) Employment Not Terminated Before a Change in Control on or Before the Third Anniversary Date. If a Change in Control of the Company occurs on or before the Third Anniversary Date and your employment with the Company

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            Group does not terminate before the date the Change in Control of the Company occurs, then all remaining Forfeiture Restrictions shall immediately lapse on the date the Change in Control of the Company occurs.

      1.3 Divestiture of Business Unit Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if the Company Group divests its ownership of a business unit of the Company or one or more subsidiaries (a "Unit") and your employment with the Company Group terminates in connection with such divestiture (other than for Cause or death or due to your becoming permanently disabled within the meaning of Section 1.4), the Forfeiture Restrictions shall immediately lapse as to that number of Restricted Stock Units that are then subject to Forfeiture Restrictions on the date of the termination of your employment relationship with the Company Group equal to:

                      (1) multiplied by (2) divided by (3)

      where (1) is the number of Restricted Stock Units that are then subject to Forfeiture Restrictions on the date of the termination of your employment relationship with the Company Group, (2) is the number of days during the period commencing on the Date of Award and ending on the date your employment relationship with the Company Group and all of its Affiliates is terminated, and (3) is the number of days during the period commencing on the Date of Award and ending on the Third Anniversary Date. The Forfeiture Restrictions then applicable to all the remaining Restricted Stock Units after the application of the previous provisions of this
      Section 1.3 shall not lapse and such Restricted Stock Units shall be immediately forfeited to the Company. A "Divestiture" includes the disposition of a Unit to an entity that the Company does not consolidate in its financial statements, whether the disposition is structured as a sale or transfer of stock, a merger, a consolidation or a sale or transfer of assets, or a combination thereof, provided that a "Divestiture" shall not include a disposition that constitutes a Change in Control.

      1.4 Disability. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if you become permanently disabled before the Third Anniversary Date and while in the active employ of one or more members of the Company Group, all remaining Forfeiture Restrictions shall immediately lapse on the date of the termination of your employment due to your becoming permanently disabled. For purposes of this Section 1.4, you will be "permanently disabled" if you qualify for long-term disability benefits under a long-term disability program sponsored by the Company.

      1.5 Death. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if you die before the Third Anniversary Date and while in the active employ of one or more members of the Company Group, all remaining Forfeiture Restrictions shall immediately lapse on the date of the termination of your employment due to death.

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2.    PROHIBITED ACTIVITY. Notwithstanding any other provision of these Terms and Conditions or the Agreement, if you engage in a "Prohibited Activity," as described below, while employed by one or more members of the Company Group or within two years after the date your employment with the Company Group terminates, then your right to receive the shares of the Common Stock, to the extent still outstanding at that time, shall be completely forfeited. A "Prohibited Activity" shall be deemed to have occurred, as determined by the Committee in its sole and absolute discretion, if you divulge any non-public, confidential or proprietary information of the Company or of its past, present or future affiliates (collectively, the "Baker Hughes Group"), but excluding information that (a) becomes generally available to the public other than as a result of your public use, disclosure, or fault, or (b) becomes available to you on a non-confidential basis after your employment termination date from a source other than a member of the Baker Hughes Group prior to the public use or disclosure by you, provided that such source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

3. TAX WITHHOLDING. To the extent that the receipt of the Restricted Stock Units or the lapse of any Forfeiture Restrictions results in income to you for any income, employment or other tax purposes with respect to which the Company has a withholding obligation, you shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if you fail to do so, the Company is authorized to withhold from any shares of Common Stock issued under the Agreement or from any cash or stock remuneration then or thereafter payable to you any tax required to be withheld by reason of such taxable income, including (without limitation) shares of the Common Stock sufficient to satisfy the withholding obligation based on the last per share sales price of the Common Stock for the trading day immediately preceding the date that the withholding obligation arises, as reported in the New York Stock Exchange Composite Transactions.

4. NONTRANSFERABILITY. The Agreement is not transferable by you otherwise than by will or by the laws of descent and distribution.

5. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to the Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6. RESTRICTED STOCK UNITS DO NOT AWARD ANY RIGHTS OF A SHAREHOLDER. You shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Common Stock with respect to the Restricted Stock Units that are awarded hereby. Only after a share of the Common Stock is issued in exchange for a Restricted Stock Unit will you have all of the rights of a shareholder

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      with respect to such share of Common Stock issued in exchange for a
      Restricted Stock Unit.

7. EMPLOYMENT RELATIONSHIP. For purposes of the Agreement, you shall be considered to be in the employment of the Company as long as you have an employment relationship with the Company. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee's determination shall be final and binding on all persons.

8. NO FRACTIONAL SHARES. All provisions of the Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

9. NOT AN EMPLOYMENT AGREEMENT. The Agreement is not an employment agreement, and no provision of the Agreement shall be construed or interpreted to create an employment relationship between you and the Company or any of its Affiliates or guarantee the right to remain employed by the Company or any of its Affiliates for any specified term.

10. SECURITIES ACT LEGEND. If you are an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for shares of the Common Stock issued under the Agreement an appropriate legend restricting resale or other transfer of such shares except in accordance with such Act and all applicable rules thereunder.

11. LIMIT OF LIABILITY. Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's role as Plan sponsor.

12. MISCELLANEOUS. The Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any. In the event of a conflict between these Terms and Conditions and the Plan provisions, the Plan provisions will control. The term "you" and "your" refer to the Awardee named in the Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan or the Agreement.

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